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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Hanover Capital Mortgage Holdings, Inc. of our report dated November 3, 2008 relating to the financial statements of JWH Holding Company, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in the proxy statement/prospectus included in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
 Tampa, Florida
November 3, 2008

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM